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                                                                    Exhibit 23.4


                               Bouwer & Officier
 --------------------------------- ACCOUNTANTS ---------------------------------
 Frankenslag 139, 2582 HJ 's-Gravenhage, Telefoon 070-3506400, Fax 070-3584134,
                E-mail: bouwer.officier.den.haag@accountnet.nl



To the Board of Directors of
Cluster Telecom B.V.
The Hague

The Hague, October 6, 2000

We hereby consent to the inclusion of our report dated July 14th, 2000 on the financial statements for Cluster Telecom B.V. to be included in the Registration Statement on Form S-4 of Diamond Technology Partners Incorporated.



Bouwer & Officier Accountants

/s/ C.M. Oosterling
-----------------------------
C.M. Oosterling RA




--------- Apeldoorn - Gouda - 's-Gravenhage - Groenlo - Nieuw, Vennep ---------
                              [LOGO APPEARS HERE]
                                      SRA